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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of Cytoclonal Pharmaceutics Inc. of our report, dated February 5, 2000 (with respect to Note J, March 13, 2000), on our audits of the financial statements of Cytoclonal Pharmaceutics Inc. as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference of our firm under the captions "Experts" and "Summary Financial Information" included in the Prospectus.


                                          /s/ RICHARD A. EISNER & COMPANY,
                                          LLP
                                          --------------------------------------
                                          Richard A. Eisner & Company, LLP

New York, New York
May 10, 2000

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